PURCHASE AGREEMENT

THIS AGREEMENT made as of August 13, 1999,

BETWEEN: Murray Grant Macdonald (also d.b.a. The Internet Connection) with an office at 1010 Seymour St. Vancouver, British Columbia, CANADA, V6B 4Y4("Macdonald")

AND- Filmlndustry.com, Inc., a Washington State corporation with address 7981 -

168th Avenue N.E., Redmond, WA 98052, U.S.A. (the "Company")

WHEREAS:

A. Macdonald is the owner of the registration (the "Registrations") for the domain names the "filmindustry.com" and "film-industry.com" (the "Domain Names") registered with

Network Solutions, Inc. ("Internic") in the name of "The Internet Connection" as registrant.

B. Filmindustry wishes to acquire from Macdonald the Registrations and Macdonald wishes to sell and transfer to the Company the Registrations subject to the terms and conditions as set out herein.

NOW THEREFORE, in consideration of the premises, covenants, payments and assignments contained herein, and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. TRANSFER OF REGISTRATIONS

1.1 Registrations - Macdonald hereby transfers to the Company subject to the terms and conditions contained in this agreement, and the Company hereby purchases and accepts from

Macdonald subject to such terms and conditions, Macdonald's interest in the Registrations.

1.2 Transfer Agreements - Concurrent with the execution of this agreement,

Macdonald will execute and deliver to the Company Registrant Name Change Agreements in respect of the Registrations in the forms attached hereto as Schedule A (the "Change

Agreements"). Macdonald will cooperate and assist with the reasonable requests of the

Company or Internic to complete the transfer of the Registrations to the Company.

1.3 Representations & Warranties - Macdonald hereby represents and warrants to the Company, as of the date of this agreement, as follows:

(a) Macdonald at times carries on business under the name "The Internet Connection"

and confirms that Macdonald is the legal entity behind that business name;

(b) The Internet Connection is the registrant of the Domain Names as recorded on the

WHOIS database; and

(c) all amounts due and owing to Internic in respect of the Registrations have been paid.

2. ESCROW

2.1 Escrow Documents - The Company has delivered or will deliver to Ladner

Downs (the "Escrow Holder") the following documents which shall be held by the Escrow

Holder in escrow subject to the terms and conditions of this section 2:

(a) fully executed and notarized Registrant Name Change Agreements in respect of the Registrations (the "Escrow Change Agreements") transferring registrations of the domain names "filmindustry.com" and "film-industry.com" from the

Company to Macdonald in the forms attached as Schedule B to this agreement.

(b) signed Assignment in the form attached as Schedule C to this agreement (the

"Escrow Assignment") transferring ownership of all registered and unregistered trade-marks for the Domain Names or for words, symbols or combination thereof containing, or confusingly similar to, the Domain Names (collectively, the

"Marks") together with all goodwill attaching to the Marks, from the Company to

Macdonald in the form attached as Schedule C to this agreement.

(together the "Escrow Documents").

2.2 Triggering Event - The Escrow Holder shall hold the Escrow Documents in escrow and, subject to section 3.5(a), shall not release them except as follows:

(a) If Macdonald delivers to the Escrow Holder a statutory declaration sworn by him stating that the Company has: (i) become insolvent; or (ii) had appointed a receiver or a trustee in bankruptcy; or (iii) ceased to use the Domain Names in its business for a period of 30 consecutive days (each a "Triggering Event"), then upon receipt of the statutory declaration the Escrow Holder shall forthwith deliver to Macdonald the Escrow Documents and to the Company a notice in writing (the

"Escrow Notice") informing the Company that the Escrow Holder has delivered to Macdonald the Escrow Documents.

(b) At any time after the anniversary date of this agreement, if a Triggering Event has not occurred, or if a Triggering Event has occurred but Macdonald has not submitted a statutory declaration to the Escrow Holder pursuant to section 2.2(a),

the Company may at its option choose to collapse the escrow upon making payment to Macdonald in the amount of $10,000 (the "Option Fee"). Upon receiving written confirmation from Macdonald of the Company having paid the

Option Fee, the Escrow Holder will deliver the Escrow Documents to the

Company. Upon collapse of the escrow pursuant to this section 2.2(b), the

Security Interest granted in section 3 of this agreement shall be of no further force or effect.

2.3 Update - Upon request by Macdonald, the Company will sign and deliver to the

Escrow Holder replacements of the Escrow Documents from time to time as appropriate to maintain current the Escrow Documents and otherwise to fully and effectively implement the transfer of the Registrations for the Domain Names and the Marks to Macdonald on the

occurrence of a Triggering Event. The replacement Escrow Documents shall be held by the

Escrow Holder in escrow subject to the terms and conditions of this section 2.

2.4 Notice - Any notice or instrument required or permitted to be given pursuant to this agreement, including notices pursuant to section 2.2, shall be deemed to have been well and sufficiently given if delivered by courier or by fax to the address or fax number of the party to whom it is given as set out on page one of this agreement, or to any other address or fax number as the other party may from time to time give notice in writing, and any such notice shall be deemed to have been given and received on the date of delivery. Any notice or instrument given to the Escrow Holder shall be addressed to the attention of Key-Yong Shin at Ladner Downs

1200 Waterfront Centre 200 Burrard St. P.O. Box 48600 Vancouver, B.C. Canada V7X 1T2,

Fax: (604) 687-1415.

2.5 Substitute Escrow Holder - If the Escrow Holder fails or refuses to act under this agreement, Macdonald may appoint a substitute escrow holder provided that the escrow holder is a lawyer or law firm in good standing in British Columbia or licensed to carry on a trust or banking business in Canada or is otherwise agreeable to Macdonald.

2.6 Indemnity of Escrow Holder - The Company and Macdonald do hereby respectively release, acquit and forever discharge the Escrow Holder from and against any and all claims, demands, accountings and proceedings whatsoever in any manner relating to this agreement for any action taken by the Escrow Holder as escrow holder of the Escrow Documents under the terms of this agreement. The Company and Macdonald shall indemnify and save harmless the Escrow Holder of and from all other claims, demands, damage, loss or expense arising out of the performance of its duties hereunder.

2.7 Responsibility - The Escrow Holder in its capacity as Escrow Holder will be deemed to have no notice or knowledge of the contents of the Escrow Documents delivered under this agreement and shall have no responsibility in respect of loss of the Escrow Documents except the duty to exercise reasonable care in the safekeeping of the Escrow Documents. The

Escrow Holder may act under or pursuant to this agreement on the advice of counsel but shall not be responsible for acting or failing to act on the advice of counsel.

2.8 Consent - The Company will have no right to license, transfer, assign, pledge,

grant a security interest in or otherwise dispose of or encumber the Registrations for the Domain

Names or any of the Marks unless it has obtained the prior written consent of Macdonald, which consent may be withheld with or without reason. Without limiting the generality of the foregoing, Macdonald may impose as a condition of his consent hereunder a requirement that new documents substantially in conformity with the Escrow Documents be executed and deposited with the Escrow Holder by the transferee, and the Company hereby acknowledges that such precondition for consent by Macdonald is in the circumstances commercially reasonable and further that the limitations imposed on the Company's ownership and control of the

Registrations is acceptable to the Company.

3. SECURITY INTEREST

3.1 Grant of Security Interest - The Company, as continuing security for its performance of the escrow obligations under this agreement, grants to Macdonald a security interest (the "Security Interest") in the following:

(i) the Registrations for the Domain Name; and

(ii) all rights, titles and interests in the Marks, together with all of the goodwill attaching to the Marks, and any licenses permitting use of the Marks (the

'Trade-mark Rights").

3.2 Obligations Secured - The Security Interest constitutes and will constitute continuing security for the obligations of the Company to abide by the terms of the escrow provisions under section 2 of this agreement and return the Registrations for the Domain Names and ownership of the Trade-mark Rights to Macdonald in the event that a Triggering Event has occurred (collectively the "Obligations").

3.3 Company's Covenants - The Company covenants with Macdonald as follows:

(a) the Company will pay all fees necessary in order to renew or maintain the

Registrations of the Domain Names and defend vigorously any challenge to the validity of the Registrations;

(b) the Company will carry on and conduct its business in a proper and efficient manner to protect and preserve the Trade-mark Rights, including maintaining proper control over licensees such that the goodwill attaching to the Marks is not depreciated or diluted; and

(c) the Company will pay all fees necessary in order to renew or maintain any registrations for the Marks.

Notwithstanding section 3.3(b) above, the Company may but shall not be obligated to commence legal proceedings against third party infringers of the Trade-marks. If the Company has failed to commence legal proceedings against a third party infringer 15 days after Macdonald has given the Company written notice of such infringement, Macdonald will be entitled to take steps to pursue the infringer, including commencing legal proceedings against the infringer, and the

Company will cooperate and assist Macdonald in all such proceedings at its own expense.

3.4 Default - The Company shall be in default under this agreement upon the occurrence of any of the following events (each an "Event of Default"):

(a) the Company fails to honour or perform any of the material terms set out in this agreement;

(b) a circumstance arises whereby Macdonald is unable to obtain control of the

Domain Names or the Trade-mark Rights after the occurrence of a Triggering

Event;

(c) after a Triggering Event has occurred, the Company has either directly or indirectly interfered with the transfer of the Registrations for the Domain Names or transfer of the Trade-mark Rights, including without limitation, challenging the validity or enforceability of any of the Escrow Documents; or

(d) the Company has purported to license, transfer, assign, pledge, grant a security interest in or otherwise dispose of or encumber the Registrations for the Domain

Names or the Marks contrary to section 2.7 of this agreement.

3.5 Remedies on Default - Upon the occurrence of an Event of Default, all of the

Obligations shall become immediately due without notice to the Company, and Macdonald may,

at his option, proceed to exercise any or all of the rights and remedies contained herein or otherwise afforded by law, in equity or otherwise. Without restricting the generality of the foregoing, Macdonald may upon any Event of Default:

(a) immediately and without notice to the Company, deliver to the Escrow Holder a statutory declaration that an Event of Default has occurred, then, upon such receipt of the statutory declaration the Escrow Holder shall forthwith deliver to

Macdonald the Escrow Documents;

(b) take immediate steps to execute, register, record, perfect and otherwise give full effect to the Escrow Documents, in Macdonald's sole and unfettered discretion,

which the Company hereby acknowledges is commercially reasonable;

(c) take all other steps as may in his sole and absolute discretion consider appropriate to preserve his rights in the Registrations for the Domain Names and the

Trade-mark Rights.

3.6 Limitation of Liability - After a Triggering Event has occurred, Macdonald shall not be liable by reason of taking possession of any of the Escrow Documents, to account for anything or be liable for any loss on realization or any act or omission for which a secured party in possession might be liable.

3.7 Cumulative Remedies and Statutory Waivers - The rights, remedies and powers conferred by the escrow provisions (section 2) and the security provisions (section 3) of this agreement, are in addition to, and shall be concurrent with and without prejudice to and not in substitution for, any other rights, remedies or powers Macdonald may have under this agreement, or any agreements made pursuant hereto, at law, equity, or under any statute.

Further, to the extent permitted by the law, the Company waives all of the rights, benefits, and protection given by the provisions of any existing or future statute which imposes limitations on the rights remedies or powers of Macdonald or upon the methods of realization of the Security

Interest.

3.8 Assurance upon realization of Security Interest - The Company shall execute,

acknowledge and deliver or cause to be executed, acknowledged or delivered all further assignments, agreements and assurances as Macdonald may reasonably require to give effect to this sections and for the better granting, transferring, assigning, assuring, confirming or perfecting the security interests hereby created and the priority accorded to them by law or under this agreement.

3.9 Notices and Financing Statements - The Company acknowledges that

Macdonald may file financing statements in respect of the Registrations for the Domain Names or the Marks or any application or registration for the Marks or other notices as appropriate with domain name registrars or databases and trade-mark offices as appropriate.

4. FURTHER COVENANTS OF THE COMPANY

41 Release by the Company - The Company hereby releases and discharges

Macdonald and the Escrow Holder from every claim of every nature which may arise or be caused to the Company or any person claiming through or under the Company by reason or as a result of anything done by Macdonald or the Escrow Holder, or any successor or assign claiming through or under the Company under the provisions of this agreement.

42 Costs - The Company will reimburse Macdonald on demand for all interest,

commissions, costs of realization and other costs and expenses (including the full amount of all legal fees and expenses paid by Macdonald) incurred by Macdonald in connection with the registration of the Domain Names or any registration in connection with the Security Interest, the preparation, execution, perfection, protection, enforcement of and advice with respect to this agreement, the protection or enforcement of the rights, remedies and powers of Macdonald, and the inspection of, and investigation of title to, the Security Interest.

4.3 Non-interference - Upon the occurrence of a Triggering Event or an Event of

Default, the Company shall at all times refrain from opposing, challenging or otherwise interfering, either directly or indirectly, with the use, registration licensing or other disposition by

Macdonald of the Marks, the Registrations for Domain Names or any other word and/or designs containing the element "filmindustry.com" or "film-industry.com".

44 Further Assurances - The Company shall execute all further documents and instruments and do all further and other things as may be necessary or desirable to implement and carry out the terms of this agreement, including without limitation, the correction and transfer to Macdonald of the Registrations for the Domain Names or a confusingly similar domain name, or the Marks.

4.5 Indemnity - The Company shall indemnify, protect and hold harmless

Macdonald from any loss, damage or costs suffered or incurred by Macdonald as a result of any representation or warranty made herein being untrue in any respect or the failure by the Company to carry out its covenants under this agreement.

5. GENERAL

5.1 Entire Agreement - This agreement and all agreements and assignments referenced herein constitute the entire agreement between the parties with respect to transfer,

escrow and security in respect of the Registrations for the Domain Names and the Marks and

cancel and supersede all prior understandings and agreements, whether written or oral, between the parties.

5.2 Enurement - This agreement shall enure to the benefit and be binding upon

Macdonald, and his heirs, executors and administrators and personal representatives, and the

Company and its successors and permitted assigns.

5.3 Governing Law - This agreement will be governed by and construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein. Each party hereby irrevocably attorns to the exclusive jurisdiction of the courts of the

Province of British Columbia in Vancouver.

5.4 Acknowledgement, Severability and Time - The Company hereby acknowledges receiving a copy of this agreement, and that any provision of this agreement prohibited by law or otherwise ineffective shall be ineffective only to the extent of that prohibition or ineffectiveness and shall be severable without invalidating or otherwise affecting the remaining provisions hereof. The Company further acknowledges that time shall in all aspects be of the essence in this agreement and no exception or variation of this agreement or any obligation under this agreement shall operate as a waiver of this provision.

5.5 Representation - The Company hereby acknowledges and agrees that notwithstanding this Agreement and the obligations of the Escrow Holder hereunder, the Escrow

Holder may continue to act for Macdonald and/or Macdonald Harris & Associates Ltd. ("MHA")

on any matter, including without limitation, any matter, dispute or proceeding between

Macdonald or MHA and the Company, provided that the Escrow Holder continues to comply with this Agreement if at the relevant time it still holds the Escrow Documents.

IN WITNESS WHEREOF, the parties hereto have executed this agreement on the dates noted

below to be effective as of the date first above written.

"C Bradstock"

Signature of Witness "Murray Macdonald"

Murray Grant Macdonald

CHERYL BRADSTOCK

Print Name of Witness

2250-1055 W. GEORGIA ST. VAN.

Print Address of Witness

OCTOBER 1, 1999

Date Filmlndustry.com, Inc.

By: "Murray Macdonald"

Signature of Authorized Signatory

MURRAY MACDONALD – PRESIDENT

Print Name and Title of Authorized Signatory

Escrow Provisions Acknowledge and Agreed to this 1st day of

October , 1999:

Ladner Downs

By: "Key-Yong Shin"